EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the Shares of CHURCHILL CAPITAL CORP IX dated as of June 30, 2026 is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the previsions of Rule13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: September 4, 2026	magnetar financial llc

	By:	Magnetar Capital Partners LP, its Sole Member

	By:	/s/ Hayley Stein
Name: Hayley Stein
Title: Attorney-in-fact for David J. Snyderman, Administrative Manager of Supernova Management LLC

Date: September 4, 2026	magnetar capital partners LP

	By:	Supernova Management LLC, its General Partner

	By:	/s/ Hayley Stein
Name: Hayley Stein
Title: Attorney-in-fact for David J. Snyderman, Administrative Manager of Supernova Management LLC

Date: September 4, 2026	supernova management llc

	By:	/s/ Hayley Stein
Name: Hayley Stein
Title: Attorney-in-fact for David J. Snyderman, Administrative Manager

Date: September 4, 2026	DAVID J. SNYDERMAN

	By:	/s/ Hayley Stein
Name: Hayley Stein
Title: Attorney-in-fact for David J. Snyderman